Exhibit 99.1
FOR IMMEDIATE RELEASE
COMARCO REPORTS FIRST QUARTER FISCAL 2011
FINANCIAL RESULTS
LAKE FOREST, Calif., June 14, 2010 — Comarco, Inc. (NASDAQ: CMRO), a leading provider of innovative mobile power solutions through its ChargeSource® line of multi-function universal mobile power products, today announced financial results for the first quarter of fiscal 2011 ended April 30, 2010.
Revenue for the first quarter of fiscal 2011 was $7.5 million, an increase of 272% compared with $2.0 million in revenue for the first quarter of fiscal 2010. The Company reported a net loss for the recent first fiscal quarter of $0.7 million, or ($0.10) per share. This compared with a net loss of $2.8 million, or ($0.39) per share, in the first quarter of fiscal 2010.
“Our first quarter financial results reflect the ramp up of sales of our most recent product platform, Manhattan, to Targus,” said Sam Inman, President and Chief Executive Officer of Comarco. “The Targus demand for the Manhattan line of products continues to grow, and we are in the initial stages of qualifying another contract manufacturer for these products in order to increase capacity. On the OEM side of our business, we began shipping the 90-watt auto-air DC adapter to Dell in late May, and we continue to ship our ‘Ultra Slim and Light’ product to Lenovo.”
“We remain confident about the outlook for strong revenue growth and improved bottom line in fiscal 2011. Momentum for ChargeSource remains strong and we are focused on increasing its volumes, revenue and market share. We are also working to expand our product portfolio through internal development and in conjunction with other partners. Finally, we continue working on improvements to our supply chain that should allow us to improve our margins in the future. We are on track with our plans and continue to expect revenue growth in fiscal 2011 of 25% to 30% compared to fiscal 2010,” concluded Mr. Inman.
The Company had approximately $9.0 million in cash at April 30, 2010 and borrowings against its credit facility in the amount of $1.0 million as of April 30, 2010.
Forward-Looking Information
This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements include statements regarding expected revenue growth and an improved bottom line, statements concerning the momentum for ChargeSource, statements regarding anticipated improvements to our supply chain, and all other statements herein not of a historical nature. Many important factors may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the impact of general economic and retail uncertainty and perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products; quarterly and seasonal fluctuations in our revenue or other operating results; fluctuations in the demand for our products and the fact that a significant portion of our revenue is
25541 Commercentre Dr. Suite 250 Lake Forest, CA 92630 U.S.A.     Office: (949) 599-7400     Fax: (949)599-1415

derived from a limited number of customers; additional costs which might be incurred related to our previously announced product recall beyond the reserves established for the recall; unexpected difficulties and delays associated with our efforts to obtain cost reductions and achieve higher sales volumes for our ChargeSource® products; failure to accurately forecast customer demand and the risk that our customers may cancel their orders, change production quantities or delay production; the fact that our products are complex and have short life cycles and the average selling prices of our products will likely decrease over their sales cycles; disruptions in our relationships with our suppliers; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; competitors’ release of competitive products and other actions; factors that adversely impact our cash and cash equivalent balances; and costs and potential adverse determinations arising out of adverse proceedings or litigation. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. Further information on potential factors that could affect financial results are included in risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including without limitation the annual report on Form 10-K for the year ended January 31, 2010.
Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor the Company assumes responsibility for the accuracy and completeness of the forward-looking statements. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Earnings Conference Call
Comarco will host a conference call to discuss the financial results for the fiscal first quarter ended April 30, 2010 and current corporate developments at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, June 14, 2010. Dial (877) 941-2928 to listen to the call. A live webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 406-7325 using passcode 4316832#. A Web archive will be made available at www.comarco.com for 90 days following the call’s conclusion.
About Comarco
Based in Lake Forest, Calif., Comarco is a leading provider of innovative mobile power solutions through its ChargeSource line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, BlackBerry® smartphones, iPods®, and many other rechargeable mobile devices. More information about Comarco’s product lines can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Sam Inman	Winston Hickman	Doug Sherk/Jenifer Kirtland
President and CEO	VP and CFO	EVC Group, Inc.
Comarco, Inc.	Comarco, Inc.	(415) 896-6820
(949) 599-7444	(949) 599-7446	dsherk@evcgroup.com
saminman@comarco.com	whickman@comarco.com	jkirtland@evcgroup.com
25541 Commercentre Dr. Suite 250 Lake Forest, CA 92630 U.S.A.     Office: (949) 599-7400     Fax: (949)599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,
	2010	2009
Revenue	$7,514	$2,022
Cost of sales	5,912	2,336

Gross profit (loss)	1,602	(314)

Selling, general and administrative expenses	1,407	1,686
Engineering and support expenses	902	870

	2,309	2,556

Operating loss	(707)	(2,870)
Other expense, net	(19)	(10)

Loss from continuing operations before income taxes	(726)	(2,880)
Income tax benefit	—	—

Net loss from continuing operations	(726)	(2,880)
Income (loss) from discontinued operations, net of income taxes	(8)	39

Net loss	$(734)	$(2,841)

Basic and diluted loss per share:
Net loss from continuing operations	$(0.10)	$(0.39)
Net income from discontinued operations	—	—

	$(0.10)	$(0.39)

Weighted average common shares outstanding:
Basic	7,327	7,327

Diluted	7,327	7,327

Common shares outstanding:	7,327	7,327

25541 Commercentre Dr. Suite 250 Lake Forest, CA 92630 U.S.A.     Office: (949) 599-7400     Fax: (949)599-1415

COMARCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 31,
	2010	2010(A)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,984	$10,127
Accounts receivable due from customers and suppliers, net	11,372	11,489
Inventory, net	1,180	935
Other current assets	527	280

Total current assets	22,063	22,831
Property and equipment, net	950	1,072

	$23,013	$23,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,641	$1,134
Accrued liabilities	11,525	12,212
Line of credit	1,000	1,000

Total current liabilities	14,166	14,346
Tax liability	33	33
Deferred rent	32	63

Total liabilities	14,231	14,442

Stockholders’ equity	8,782	9,461

	$23,013	$23,903

(A)	Derived from the audited consolidated financial statements as of January 31, 2010.
25541 Commercentre Dr. Suite 250 Lake Forest, CA 92630 U.S.A.     Office: (949) 599-7400     Fax: (949)599-1415